EXHIBIT 10.24

===============================================================================


                         RECEIVABLES PURCHASE AGREEMENT


                                      among


                             TRENDWEST RESORTS, INC.
                                  ("Trendwest")


                                       and


                              TW HOLDINGS III, INC.
                                   ("TWH III")


                                       and


                               TRI FUNDING V, INC.
                                 (the "Issuer")


                           Dated as of August 1, 2001


===============================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                PAGE
ARTICLE 1                  DEFINITIONS............................................................................2

       Section 1.01.       Defined Terms..........................................................................2

ARTICLE 2                  ACQUISITION OF ASSETS..................................................................5

       Section 2.01.       Initial Acquisition....................................................................5
       Section 2.02.       Subsequent Acquisitions................................................................5
       Section 2.03.       Delivery of Contracts; Filing of Financing Statements..................................5
       Section 2.04.       Servicing of Contracts and Related Security............................................6
       Section 2.05.       Review of Contracts....................................................................6

ARTICLE 3                  REPRESENTATIONS AND WARRANTEES.........................................................6

       Section 3.01.       Representations and Warranties of the Sellers..........................................6
       Section 3.02.       Representations and Warranties the Issuer.............................................16
       Section 3.03.       Purchase or Substitution Required upon Breach of Certain Representations and Warranties.......................................................................17
       Section 3.04.       Requirements for Purchase or Substitution of Contracts; Upgrades......................18

ARTICLE 4                  SELLER COVENANTS......................................................................19

       Section 4.01.       Seller Covenants......................................................................19
       Section 4.02.       Issuer Covenants......................................................................23
       Section 4.03.       Assignment of Assets..................................................................23

ARTICLE 5                  CONDITIONS PRECEDENT..................................................................24

       Section 5.01.       Conditions to Issuer's Initial Obligations............................................24
       Section 5.02.       Conditions to the Sellers' Obligations................................................25

ARTICLE 6                  TERM AND TERMINATION..................................................................26

       Section 6.01.       Term26
       Section 6.02.       Default by Sellers....................................................................26

ARTICLE 7                  MISCELLANEOUS.........................................................................26

       Section 7.01.       Amendments............................................................................26
       Section 7.02.       Governing Law.........................................................................26
       Section 7.03.       Notices...............................................................................26
       Section 7.04.       Separability Clause...................................................................27
       Section 7.05.       Assignment............................................................................27
       Section 7.06.       Further Assurances....................................................................27
       Section 7.07.       No Waivers; Cumulative Remedies.......................................................27

                                       i

       Section 7.08.       Binding Effect; Third Party Beneficiaries.............................................27
       Section 7.09.       Set-Off...............................................................................27
       Section 7.10.       Sellers Will Not Institute Insolvency Proceedings.....................................28
       Section 7.11.       Counterparts..........................................................................28

Signature Page...................................................................................................29




ANNEX A          --      FORM OF SUPPLEMENT FOR SUBSTITUTE CONTRACTS AND UPGRADE
                          CONTRACTS
EXHIBIT A        --      FORMS OF CONTRACT
EXHIBIT B        --      FORM OF ASSET ASSIGNMENT
EXHIBIT C        --      FORM OF SUBSEQUENT ASSET ASSIGNMENT
EXHIBIT D        --      FORM OF SUBORDINATED NOTE

SCHEDULE 1       --      CONTRACTS NOT ORIGINATED BY TRENDWEST

         THIS RECEIVABLES PURCHASE AGREEMENT, dated as of August 1, 2001 (this "Agreement"), by and among TRENDWEST RESORTS, INC., an Oregon corporation (herein, together with its permitted successors and assigns, "Trendwest"), TW HOLDINGS III, INC., a Delaware corporation (herein, together with its permitted successors and assigns, "TWH III"), and TRI FUNDING V, INC., a Delaware corporation (herein, together with its permitted successors and assigns, the "Issuer").


                              PRELIMINARY STATEMENT

         The Issuer has entered into an Indenture, dated as of August 1, 2001 (as amended and supplemented from time to time, the "Indenture"), with Wells Fargo Bank Minnesota, National Association, as trustee (herein, together with its permitted successors and assigns, the "Trustee"), and Trendwest, as servicer (herein, together with its permitted successors and assigns, the "Servicer"), pursuant to which the Issuer intends to issue its notes, as provided in the Indenture (the "Notes"), limited as to principal amount.

         In furtherance thereof, Trendwest and TWH III (collectively, the "Sellers") and the Issuer have entered into this Agreement to provide for, among other things, the acquisition and purchase by the Issuer of all of the right, title and interest in and to certain Assets (as defined herein). The Issuer will be pledging and granting to the Trustee a security interest in the Issuer's interest in the Assets, as security for the Notes. As a precondition to the effectiveness of this Agreement, the Issuer, the Trustee and the Servicer will enter into the Servicing Agreement, dated as of August 1, 2001 (as amended and supplemented from time to time, the "Servicing Agreement"), to provide for the administration and servicing of the Assets. In connection with the issuance of the Notes and pursuant to this Agreement, the Sellers on the Closing Date, and one or both Sellers on each Subsequent Transfer Date (as defined herein), will sell the Assets to the Issuer. Such sales shall be effected on the Closing Date by this Agreement and an Asset Assignment (as defined herein) among Trendwest, TWH III and the Issuer, and on each Subsequent Transfer Date by this Agreement and the applicable Subsequent Asset Assignment (as defined herein) among Trendwest and TWH III, as applicable, and the Issuer, and the list of Contracts so conveyed shall be listed on Schedule I to the Asset Assignment or the applicable Subsequent Asset Assignment.

         In order to further secure the Notes, the Issuer simultaneously will grant to the Trustee pursuant to the Indenture, a security interest in, among other things, the Issuer's rights derived under this Agreement, and the Sellers agree that all representations, warranties, covenants and agreements made by them in this Agreement with respect to the Assets shall also be for the benefit and security of the Trustee and all holders from time to time of the Notes. In consideration for the Assets and its representations, warranties, covenants and other agreements under this Agreement, on the Closing Date TWH III will receive cash, and Trendwest will receive from the Issuer cash, a Subordinated Note (as defined herein) and all of the common stock of the Issuer. One each Subsequent Transfer Date, TWH will receive cash and Trendwest will receive cash and an increase in the principal amount of the Subordinate Note in exchange for the Assets sold by such Seller on such date.

                                    ARTICLE 1

                                   DEFINITIONS

        Section 1.01. Defined Terms. For purposes of this Agreement the following terms shall have the meanings specified herein. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Indenture.

         "Acquisition Consideration" shall mean, with respect to any Contracts and the related Receivables, the cash which shall be paid by the Issuer to TWH III on the Closing Date and each applicable Subsequent Transfer Date, and, with respect to Trendwest, cash and all of the stock of the Issuer, the Subordinated Note and cash on the Closing Date and cash and an increase in the principal balance of the Subordinated Note on each applicable Subsequent Transfer Date.

         "Asset Assignment" shall mean the Asset Assignment, substantially in the form attached hereto as Exhibit B, which shall be entered into in connection with the conveyance of Assets from the Sellers to the Issuer on the Closing Date.

         "Assets" shall mean all of the Sellers' right, title and interest in and to (a) the Contracts and the related Receivables, including the proceeds of the Contracts and the related Receivables and all payments received on or with respect to the Contracts and the related Receivables and due after the applicable Cut-Off Date, (b) the Contract Files and the Custodian Files, (c) the Sellers' rights and interests in the Related Security, (d) the Servicing Charges with respect to the Contracts and (e) all income and proceeds of the foregoing or relating thereto.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

         "Contract File" shall mean, with respect to each Contract and Mortgage Loans, the following documents:

                   (i)     a copy of the Loan Documents, as applicable;

                  (ii)     notice of assignment; and

                 (iii) any other documents or papers relating to servicing the Receivables.

         "Custodian" shall mean Wells Fargo and its permitted successors and assigns.

         "Custodian File" shall mean, with respect to each Contract and Mortgage Loan, the following documents:

                   (i) the originally executed Loan Documents, as applicable;

                  (ii)     notice of assignment; and

                 (iii) if the Contract relates to a Fractional Interest, (a) the originally executed related Mortgage, (b) the originally executed related Mortgage Note, (c) Title Policy, and (d) originally executed Assignments of the Mortgage, executed in blank, assigning the related Mortgage from the Seller to the Issuer and from the Issuer to the Trustee.

         "Cut-Off Date" shall have the meaning set forth in the Indenture.

         "Electronic Ledgers" shall mean the electronic master records of all contracts of the Sellers or the Issuer similar to and including the Contracts.

         "Eligible Contract" shall mean a Contract that satisfies the representations and warranties set forth in Section 3.01(a) hereof.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations, and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

         "Indenture" shall mean the Indenture, dated as of August 1, 2001, by and among the Issuer, the Trustee and the Servicer, as amended and supplemented from time to time.

        "Issuer Address" shall mean 3250 Lakeport Blvd., Klamath Falls, Oregon 97601.

         "Loan Document" shall mean (i) with respect to Receivables relating to Vacation Credits, the related Contract, and (ii) with respect to Receivables relating to Fractional Interests, each of the related Contract, the related Mortgage and the related Mortgage Note.

         "Permitted Encumbrances" means with respect to a Mortgage the following liens and encumbrances against a Fractional Interest: (i) the interest therein of the Obligor, (ii) the lien of unbilled and unpaid assessments payable to the applicable condominium association, (iii) the lien of unpaid real property taxes and assessments which are not yet delinquent, (iv) covenants, conditions and restrictions, rights of way, easements and other matters of public record, such exception appearing of record being matters to which properties of the same type as such Fractional Interest are commonly subject and which do not materially interfere with the benefits of the security intended to be provided by such Mortgage or being matters specifically disclosed in the applicable land sales registrations filed with the applicable regulatory agencies, and (v) other matters to which timeshare interests are commonly subject and which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

         "Seller Address" shall mean (i) with respect to Trendwest, shall mean 9805 Willows Road, Redmond, Washington 98052, and (ii) with respect to TWH III shall mean 9805 Willows Road, Redmond, Washington 98052.

         "Subordinated Note" shall mean the subordinated note, substantially in the form of Exhibit D hereto, that is part of the consideration paid by the Issuer to Trendwest for the Assets.

         "Subsequent Asset Assignment" shall mean each Subsequent Asset Assignment, substantially in the form attached hereto as Exhibit C, which shall be entered to in connection with the conveyance of Assets from one or more of Trendwest and TWH III, as applicable, to the Issuer on each Subsequent Transfer Date.

         "Subsequent Contract" shall mean a Contract that a Seller sells to the Issuer pursuant to this Agreement on the related Subsequent Transfer Date during the Prefunding Period and identified on Schedule I to the related Subsequent Asset Assignment.

         "Subsequent Transfer Date" shall mean any Business Day during the Prefunding Period on which the applicable Sellers sells Assets to the Issuer pursuant to this Agreement and the related Subsequent Asset Assignment.

         "Substitute Contract" shall have the meaning set forth in Section 3.04(b) hereof.

         "Substitute Receivable" shall mean the Receivable related to a Substitute Contract.

         "Substitution Criterion" shall have the meaning set forth in Section 3.04(b) hereof.

         "Transfer Date" shall mean the Closing Date or a Subsequent Transfer Date, as applicable, related to an Asset.

         "Wells Fargo" shall mean Wells Fargo Bank Minnesota, National Association, and its permitted successors and assigns.


                                    ARTICLE 2

                              ACQUISITION OF ASSETS

        Section 2.01. Initial Acquisition. In return for the Acquisition Consideration with respect to the Assets transferred on the Closing Date and


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

other rights created by this Agreement, each of Trendwest and TWH III hereby transfers, assigns, sells and grants to the Issuer, without recourse except as provided in Section 3.03 of this Agreement, on the Closing Date any and all of such Seller's respective right, title and interest in and to all of such Assets relating to the Contracts set forth on Schedule I to the Asset Assignment. Each of the Sellers hereby acknowledges that its transfer of such Assets to the Issuer is absolute and irrevocable, without reservation or retention of any interest whatsoever by such Seller (except as set forth in Section 3.03 hereof).

        Section 2.02. Subsequent Acquisitions. TWH III and/or Trendwest in exchange for cash shall transfer, assign, sell and grant to the Issuer, without recourse except as provided in Section 3.03 of this Agreement, on each Subsequent Transfer Date, any and all of such Seller's right, title and interest in and to all of the Assets relating to the Contracts set forth on Schedule I to the related Subsequent Asset Assignment. Each of Trendwest, and TWH III acknowledges that its transfer of such Assets to the Issuer will be absolute and irrevocable, without reservation or retention of any interest whatsoever by it.

        Section 2.03. Delivery of Contracts; Filing of Financing Statements. (a) In connection with the Issuer's acquisition of the Assets, Trendwest, on behalf of the Sellers and the Issuer, shall deliver, or cause the delivery of, the original Loan Documents and Assignments of Mortgage to the Custodian so that the Custodian may retain possession, as agent of the Trustee thereof as provided in the Transaction Documents. In addition, the Sellers agree to execute, and Trendwest agrees to record and file prior to the related Transfer Date for such assets at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the Assets transferred on such date, in accordance with Section 3.01(a)(viii) and Section 4.01(c) hereof.

         (b) In connection with each acquisition, each of the Sellers shall promptly, at its own expense, cause any Electronic Ledger maintained by it to be marked to show which Assets have been acquired by the Issuer in accordance with this Agreement and transferred to the Issuer and pledged by the Issuer to the Trustee in accordance with the Transaction Documents.

         (c) It is the intention of the Sellers and the Issuer that the Issuer acquire full and absolute title to the Assets. If it is determined, however, that the Sellers have transferred to the Issuer a security interest in the Assets, then this Agreement shall constitute a security agreement under applicable law, and each of the Sellers shall be deemed to have granted to the Issuer, as of the date hereof, a first priority perfected security interest in such Seller's right, title and interest in the Assets.

        Section 2.04. Servicing of Contracts and Related Security. The Servicer shall service the Contracts and the other Assets for the benefit of the Issuer (and its successors and assigns) in accordance with the terms and conditions of the Transaction Documents. Notwithstanding the foregoing, Trendwest acknowledges and agrees that its obligations under this Agreement are independent of any obligations it may have as Servicer and that its obligations under this Agreement will continue in full force and effect, whether or not it is acting as Servicer, until termination of this Agreement in accordance with Section 6.01 hereof, unless otherwise provided herein.

        Section 2.05. Review of Contracts. If any of the Sellers or the Custodian (who shall thereupon notify the Issuer, Trendwest and the Trustee) discovers that any Loan Document, Contract File or Custodian File is missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, forged or otherwise physically altered) in any material respect, Trendwest shall correct or cure such omission, defect or other irregularity within 30 days from the date Trendwest discovered such omission or defect, or from the date Trendwest is notified by the Custodian or another Seller of such omission or defect. In the event Trendwest is unable to correct or cure such omission, defect or irregularity within the 30-day period described in the preceding sentence, Trendwest shall purchase or replace such Contract from the Issuer in accordance with Section 3.03 hereof.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTEES

        Section 3.01. Representations and Warranties of the Sellers. Each of Trendwest, with respect to all of the Contracts and related Receivables and information with respect to WorldMark, and TWH III, with respect to the Contracts and related receivables transferred by TWH III, hereby and by the Asset Assignment and each Subsequent Asset Assignment, hereby makes the following representations and warranties to the Issuer and for the benefit of the Issuer, the Trustee and Holders of Notes, on which the Issuer relies in acquiring the Assets and on which the Holders rely in purchasing such Notes. Such representations and warranties speak as of the Transfer Date for such Assets and as of the date of the related transfer of such Assets under the Indenture and shall survive any subsequent transfer, assignment, contribution or conveyance of the Contracts and related Receivables and interest in the related Vacation Credits and any issuance of Notes.

                   (a)     As to each Contract:

                            (i)     The  information  set forth in the Contract
                  Schedule is true and correct as of the related Cut-Off Date.

                           (ii) The rights with respect to each Loan Document
                  are assignable by the lender thereunder and its successors and assigns without the consent of any Person.

                          (iii) The applicable Seller has heretofore provided to
                  the Custodian the sole original counterpart of the applicable Loan Documents, together with any and all amendments, waivers and modifications thereto, except for any original executed counterparts which have been marked to show that they have been pledged by the Issuer to the Trustee under the Indenture, and the terms of such Loan Documents have not been further amended, waived or modified subsequent to the above being provided to the Custodian.

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

                           (iv) The Electronic Ledgers have been marked as provided in Section 2.03(b) hereof.

                            (v) The Contract was not originated in, nor is it
                  subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of such document under any of the Transaction Documents, including any repurchase in accordance with the Transaction Documents.

                           (vi) Each related Loan Document is in full force and
                  effect in accordance with its respective terms, and none of the Sellers or any Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Loan Document; as of the applicable Cut-Off Date, no Scheduled Payment with respect to such Loan Document has not been received and remains unpaid for a period of 30 or more days (without regard to advances, if any, made by the Servicer), and there are no proceedings pending, or to the best of the knowledge of any Seller, threatened asserting insolvency of such Obligor; there has been no other default, breach or violation of such Loan Document; there are no proceedings pending, or to the best of the knowledge of any Seller, threatened, wherein such Obligor or any governmental agency has alleged that such Loan Document is illegal or unenforceable; and none of the related Scheduled Payments are subject to any set-off or credit of any kind.

                          (vii) Each related Loan Document is the valid, binding
                  and legally enforceable obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                         (viii) All actions, filings (including UCC filings) and
                  recordings as are required by the Indenture and that may be necessary to perfect, with respect to the Trust Estate, a first priority security interest of the Issuer and the Trustee in, and the sale by the applicable Seller to the Issuer of, the Loan Documents and the related Receivables, being acquired and the transfer of the security interest in the Related Security hereunder have been accomplished and are in full force and effect.

                           (ix) The Contract is identical to one of the form
                  contracts attached as Exhibit A hereto, except for either (i) such immaterial modifications or deviations from the form contract which appear in such Contract, which immaterial modifications or deviations will not have a material adverse effect on the Holders of the Notes or (ii) such modifications or deviations as set forth on Schedule I to the Asset Assignment or Subsequent Asset Assignment, as the case may be, related to such Contract.

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

                            (x) Except for the Contracts originated listed on
                  Schedule 1 hereto, the Contract was originated by Trendwest in Trendwest's ordinary course of business and meets Trendwest's qualifications for originating vacation credit installment contracts. The origination and collection practices used by Trendwest and the applicable Seller with respect to such Contract have been in all respects legal, proper, prudent and customary in the vacation credit financing and servicing business.

                           (xi) The related Receivable is owing under a Contract
                  that has a term to the last Scheduled Payment Date of (a) not more than 84 months if the Contract relates to Vacation Credits and not more than 120 months if the Contract relates to Fractional Interests and (b) not less than one month.

                          (xii) The Contract obligates the related Obligor to
                  make all Scheduled Payments thereunder in full notwithstanding the collection by Trendwest of a security deposit with respect thereto. The calculation of the Collateral Value of the related Receivable does not include any security deposits or similar payments collected by or on behalf of Trendwest which are applied to Scheduled Payments.

                         (xiii) All requirements of applicable federal, State
                  and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of the Contract have been complied with in all material respects, and such Contract complied in all material respects at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated.

                          (xiv) Each of the Contract and the related Mortgage
                  Note, if any, is not and will not be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, whether arising out of transactions concerning such Contract or Mortgage Note or otherwise, and the operation of any of the terms of such Contract or Mortgage Note or the exercise by the applicable Seller or the Obligor of any right under such Contract or Mortgage Note will not render such Contract or Mortgage Note unenforceable in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, except that certain rights or defenses may exist under applicable law which, individually or in the aggregate, do not make the remedies available to the Seller with respect to such Contract or Mortgage Note inadequate for the practical realization of the benefits provided thereby.

                           (xv) Each of the Sellers has duly fulfilled all
                  obligations on the lender's part to be fulfilled under or in connection with the related Loan Documents, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Assets by the Issuer and has done nothing to impair the rights of the Issuer in such Loan Documents or payments with respect thereto.

                          (xvi) The related Loan Documents, the related
                  Receivable and the related Seller's interest in the Related Security have not been sold, transferred, assigned or pledged by such Seller to any Person other than the Issuer (except for such interests in the Assets which shall be terminated on or prior to the applicable Transfer Date, and upon execution and delivery hereof and of the Asset Assignment by the related Seller and the payment by the Issuer of the related Acquisition Consideration, the Issuer will have all of the right, title and interest in and to such Seller's interest in the Assets, free and clear of all liens and encumbrances, except for the interests of the Obligor pursuant to the related Loan Documents.

                         (xvii) The Seller has no specific knowledge that the
                  related Loan Documents will not be fully performed in accordance with their terms.

                        (xviii) The Obligor has made payments at least equal to
                  two Scheduled Payments (which payments may be advance payments under such Contract) due under the related Loan Documents within the time set forth in such Loan Documents.

                          (xix) The related Obligor is a resident of the United States of America or Canada (other than the Province of Quebec), and the related Scheduled Payments are payable in U.S. dollars.

                           (xx)     The related Scheduled Payments were
                  established at the time such Contract was originated.

                          (xxi) There are no unpaid brokerage or other fees owed to third parties relating to the origination of the Contract.

                         (xxii) The Contract cannot be rescinded pursuant to applicable consumer finance laws.

                        (xxiii) The contract was originated in compliance with
                  the requirements of all federal, state and local laws, rules and regulations applicable to the origination of the Contract (including, without limitation, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z," the Soldiers' and Sailors' Civil Relief Act of 1940, and any other federal, state and local laws relating to interest, usury, consumer credit, equal credit opportunity, fair credit reporting, privacy, consumer protection, false or deceptive trade practices and disclosure, the Mail Fraud statute and any timeshare disclosure), non-compliance with which could have a material adverse effect on the enforceability or value of the Contract.

                         (xxiv) All Scheduled Payments are due and payable on a
                  monthly basis, and such Scheduled Payments are level payments throughout the terms of the Contract.

                          (xxv) With respect to a Contract relating to Fractional Interests:

                                     (A) The related Fractional Interest
                           mortgaged by the related Obligor constitutes a fee simple interest in real property and improvements at the applicable Resort. The related Mortgage has been duly filed and recorded with all appropriate governmental authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a legal, valid, binding and enforceable first Lien on the related Fractional Interest, and such Mortgage creates a legal, valid and binding first Lien on the related Fractional Interest, enforceable in accordance with its terms, subject only to Permitted Encumbrances. The Assignments of Mortgage of such related Mortgage from the Seller to the Issuer and each related endorsement of the related Mortgage Note constitutes a duly executed, legal, valid, binding and enforceable sale, assignment or endorsement, as the case may be, of such related Mortgage and related Mortgage Note, and all monies due or to become due thereunder, and all proceeds thereof. The Seller has executed and delivered or within five Business Days of the applicable Transfer Date, will have executed and delivered each Assignment of Mortgage from the Seller to the Issuer of such related Mortgage, endorsed such related Mortgage Note, and delivered it to the Issuer or, at the Issuer's instruction, the Custodian as required by Section 2.03 hereof.

                                     (B) The related Mortgage contains customary
                           and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the related Fractional Interest of the benefits of the security interests intended to be provided thereby.

                                     (C) The related Mortgage Loan is or will be
                           within sixty (60) days of the related Cut-Off Date covered by a title policy issued by a title insurer qualified to do business in the jurisdiction where the related Fractional Interest is located in a form generally acceptable to prudent originators of similar mortgage loans, insuring Trendwest and its successors and assigns, as to the first priority mortgage Lien of the related Mortgage in an amount equal to the original principal balance of such Mortgage Loan. Upon issuance of the title policy, such title policy is or will be in full force and effect and is enforceable by the Servicer without the consent of or any notification to the insurer except as set forth in the form of policy. No claims have been made under such title policy, and no prior holder of such Mortgage Loan has done or omitted to do anything which would impair the coverage of such title policy. Full premiums for such title policy, endorsements or all special endorsements have been paid.

                                     (D) The Seller has not taken (or omitted to
                           take), and has no knowledge that the related Obligor has taken (or omitted to take), any action that would impair in any material respect or invalidate the coverage provided by any hazard insurance, title policy or any other insurance policy relating to the related Mortgage Loan or the related Fractional Interest.

                                     (E) All applicable intangible taxes and
                           documentary stamp taxes were paid as to the related Mortgage Note and the related Mortgage.

                                     (F) The proceeds of the related Mortgage
                           Loan have been fully disbursed, there is no obligation to make future advances or to lend additional funds under the mortgagee's commitment or the documents and instruments evidencing or securing such Mortgage Loan and no such advances or loans have been made since the origination of such Mortgage Loan.

                                     (G) Neither the related Mortgagor nor any
                           other Person has the right, by statute, contract or otherwise, to seek the partition of the related Fractional Interest.

                                     (H) The related Mortgage Note conveyed
                           hereunder has been endorsed and assigned in a manner that satisfies all requirements of endorsement and assignment, in order to transfer all right, title and interest of the applicable Seller in such Mortgage Note to the Issuer.

                         (xxvi) The related Loan Documents have not been satisfied, subordinated or rescinded.

                        (xxvii) The related Obligor has paid, in the aggregate,
                  an amount not less than 10% of the original purchase price of the Vacation Credits or Fractional Interest, as applicable.

                   (b) As to the aggregate pool of Contracts transferred to the Issuer on each Transfer Date no Seller used any selection procedures that identified the Contracts and Mortgage Loans as being less desirable or valuable than other comparable vacation credit installment contracts or fractional interest mortgage loans owned by such Seller.

                   (c) As to each Seller and WorldMark (to the extent specific reference to WorldMark is made) as of each Transfer Date:

                            (i) Such Seller has been duly organized and is
                  validly existing and in good standing as a corporation under the laws of the State in which such Seller was organized with corporate power and authority to own its properties and to transact the business in which it is now engaged, and such Seller is duly qualified to do business in and is in good standing under the laws of each State in which its business is located or is not required under applicable law to effect such qualification, except where failure to so qualify would not have a material adverse effect on the ability of such Seller to perform its obligations under the Transaction Documents or on any of the Loan Documents, the Receivables or the Related Security or on the ability of such Seller, the Issuer or the Trustee to realize upon or enforce the same.

                           (ii) The performance of the obligations of such
                  Seller under this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of any of the terms or provisions of, or constitute with or without notice, lapse of time or both, a default under the certificate of incorporation, articles of incorporation and bylaws, as applicable, of such Seller, or any material indenture, agreement, mortgage, deed of trust or other instrument to which such Seller is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except the lien created by the Transaction Documents) upon any of the property or assets of such Seller pursuant to the terms of such indenture, mortgage, deed of trust, or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of such Seller's property or assets is subject, nor will such action result in any violation of the provisions of such Seller's Certificate of Incorporation, Articles of Incorporation and By-laws, as applicable, or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over such Seller or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court, or any such regulatory authority or other governmental agency or body is required for consummation of the transactions contemplated by this Agreement and the other Transaction Documents except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

                          (iii) This Agreement and any other Transaction
                  Document to which such Seller is a party have been duly authorized, executed and delivered by such Seller by all necessary corporate action and such agreements are the valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                           (iv) The relevant Seller Address is the chief
                  executive office, principal place of business and the office where such Seller keeps its records concerning the Contracts, Receivables and the related Vacation Credits. Such Seller has not used any address other than its Seller Address or 12301 N.E. 10th Place, Bellevue, Washington 98005, in the previous five-year period. Such Seller's legal name is as set forth in this Agreement. Such Seller has not used or done business under any other name in the previous six-year period.

                            (v) Such Seller does not have knowledge of, nor
                  should it reasonably know of, any fact that would render it unable to perform each and every covenant contained in this Agreement.

                           (vi) The transactions contemplated by the Transaction
                  Documents are being consummated by such Seller in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

                          (vii) The consideration received by such Seller
                  pursuant to this Agreement is fair consideration having value reasonably equivalent to or in excess of the value of the performance of such Seller's obligations hereunder and is reasonably equivalent to amount that could be obtained from an unaffiliated third party in an arm's-length transaction.

                         (viii) Neither on the date of the transactions
                  contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will such Seller:

                                     (A)    be  insolvent  such  that  the sum
                           of its debts is greater than all of its respective property, at a fair valuation;

                                     (B) be engaged in, or about to engage in,
                           business or a transaction for which any property remaining with such Seller will be an unreasonably small capital or the remaining assets of such Seller will be unreasonably small in relation to its respective business or the transaction; and

                                     (C) have intended to incur, or believed it
                           would incur, debts that would be beyond its respective ability to pay as such debts mature or become due. Such Seller's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

                           (ix) Both immediately before and after the
                  transactions contemplated by the Transaction Documents (a) the present fair salable value of such Seller's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (b) the sum of such Seller's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

                            (x) The acquisition of the Assets by the Issuer
                  pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                           (xi) There are no proceedings or investigations
                  pending or, to the knowledge of such Seller, threatened against or affecting such Seller in or before any court, governmental authority or agency or arbitration board or tribunal which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of such Seller or WorldMark, or the ability of such Seller to perform its obligations under this Agreement or the other Transaction Documents. Such Seller is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

                          (xii) All tax returns or extensions required to be
                  filed by such Seller in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon such Seller, or upon any of the respective properties, income or franchises shown to be due and payable on such returns have been, or will be, paid. All such tax returns are true and correct, and such Seller has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of such Seller are in accordance with generally accepted accounting principles.

                         (xiii) Such Seller (i) is not in violation of any laws,
                  ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound which violation or failure to obtain might materially adversely affect the business or condition (financial or otherwise) of such Seller.

                          (xiv) It is the intention of such Seller that the
                  Assets are being or have been acquired by the Issuer and that the beneficial interest in and title to the Assets are not part of such Seller's estate in the event of the filing of a bankruptcy petition by or against such Seller under any bankruptcy law.

                           (xv) Immediately prior to the transfer of Assets by
                  such Seller to the Issuer pursuant to this Agreement, such Seller was the sole owner of such Assets at such time and had good and marketable title to such Assets, free and clear of all liens, claims and encumbrances (except for the Acquisition Consideration and security interests in such Assets, if applicable, which shall be terminated on or prior to the related Transfer Date).

                          (xvi) Such Seller will treat the transfer of the
                  Assets as a sale to the Issuer for federal, State and local income tax reporting and accounting purposes.

                         (xvii) The sale of the Assets pursuant to this
                  Agreement constitutes the valid sale by such Seller to the Issuer of all of such Seller's right, title and interest in the Assets.

                        (xviii) Such Seller has valid business reasons for
                  selling the Assets to the Issuer pursuant to this Agreement rather than obtaining a loan secured by the Assets.

                          (xix) Such Seller will be operated generally so as to not be substantively consolidated with the Issuer for bankruptcy purposes.

                           (xx) No event has occurred that adversely affects
                  such Seller's ability to perform the transactions contemplated by the Transaction Documents.

                          (xxi) Each pension plan or profit sharing plan to
                  which such Sellers is a party has been fully funded in accordance with the obligations of such Seller as set forth in such plan.

                         (xxii) Neither the acquisition nor the holding of the
                  Contracts and the related Receivables violates any federal or State law, rule or regulation the non-compliance with which could have a material adverse effect on the value of the Contracts or the related Receivables.

                   (d)     Liabilities of WorldMark.  WorldMark:

                            (i) has not voluntarily incurred or at any time become voluntarily liable for any Indebtedness;

                           (ii) has not voluntarily allowed its property to
                  become subject to any Liens, nor is any of its property subject to any Liens, other than (A) utility or other easements or licenses unrelated to any debt of WorldMark or
                  (B) Liens that do not exceed, in the aggregate, $100,000; and

                          (iii) has not involuntarily incurred and is not
                  involuntarily liable for any debt, nor is any of its property involuntarily subject to any Liens (other than utility or similar easements or licenses unrelated to any debt of WorldMark) that individually or in the aggregate (with respect to all such debt and the obligations secured by all such Liens) exceed $1,000,000.

                   (e) Environmental Matters. The Sellers have conducted their operations and kept and maintained their property in compliance with all Environmental Laws. Trendwest has performed its duties under its management agreement with WorldMark in material compliance with all Environmental Laws.

        Section 3.02. Representations and Warranties of the Issuer. The Issuer hereby makes the following representations and warranties for the benefit of the Trustee and Holders of the Notes, on which the Sellers rely in entering into this Agreement with the Issuer and on which the Holders of the Notes rely in purchasing the Notes; such representations and warranties speak as of each Transfer Date and the date of the related transfer of the Assets under the Indenture unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Assets or any part thereof:

                   (a) The Issuer has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties, perform its obligations under the Transaction Documents and to transact the business in which it is now engaged or in which it proposes to engage; the Issuer is duly qualified to do business and is in good standing in each State in which the nature of its business requires it to be so qualified, except where failure to so qualify would not have a material adverse effect on the ability of the Issuer to perform its obligations under the Transaction Documents.

                   (b) The transfer to and receipt by the Issuer of the Sellers' interest in the Loan Documents, the Receivables and the Related Security pursuant to this Agreement and the consummation of the transactions contemplated herein and in the Transaction Documents will not conflict with or result in breach of any of the terms or provisions of, or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Issuer or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except for the lien created by the Indenture) upon any of the property or assets of the Issuer pursuant to the terms of, such indenture, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it is bound or to which any of the property or assets of the Issuer is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Issuer or any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Issuer or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court or any such regulatory authority or other governmental agency or body is required for the acquisition of the Assets hereunder.

                   (c) The Transaction Documents to which the Issuer is a party have been duly authorized, executed and delivered by the Issuer by all necessary corporate action and constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

                   (d) There are no proceedings or investigations to which the Issuer is a party pending or, to the knowledge of the Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of this Agreement, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, or (c) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement.

                   (e) All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement, have been or will be taken or obtained on or prior to the Closing Date.

                   (f) The Issuer Address is the principal place of business and chief executive office of the Issuer.

        Section 3.03. Purchase or Substitution Required upon Breach of Certain Representations and Warranties. Upon discovery by the Issuer or any of the Sellers of the breach of any representations or warranties set forth in Section
3.01 or 3.02 hereof which materially and adversely affects the value of a Contract, Receivable, the Related Security, or the interests of the Holders of the Notes, or a breach of any of the representations and warranties set forth in Sections 3.01(a)(v), 3.01(a)(vi), 3.01(a)(vii), 3.01(a)(xiii), 3.01(a)(xiv),
3.01(a)(xvi), 3.01(a)(xxii) or 3.01(a)(xxiii) hereof, the party discovering such breach shall give prompt written notice to the other parties. Trendwest shall, within 30 days from the date it was notified of, or otherwise discovers, such breach, cure such breach, or, (1) if the breach relates to a particular Contract, Receivable or Related Security and is not cured, either (a) purchase the Issuer's interest in such Loan Document and the related Receivable and Related Security from the Issuer at the Purchase Price or (b) provide a Substitute Contract or (2) if the breach relates to a representation or warranty (as set forth in Section 3.01(a) herein) regarding the Contracts as a whole and is not cured by Trendwest, either (a) purchase the Issuer's interest in such non-conforming Contract or Contracts and the related Receivables from the Issuer or (b) provide Substitute Contracts as set forth above, so that the representations and warranties (as set forth in Section 3.01(a) herein) are correct, as evidenced by a certificate of an officer of Trendwest to the Trustee. The Purchase Price for a purchased Contract shall be paid, and any Substitute Contract shall be delivered, by Trendwest to the Issuer in accordance with Section 3.04(c) hereof. It is understood and agreed that the obligation of Trendwest to cure or purchase or replace any Contract as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to the Issuer, the Holders of Notes or the Trustee on behalf of such Holders (except for any indemnities provided under Section 4.01(j) hereof or any obligations under the Indenture) for any losses, claims, damages and liabilities arising from the Issuer's interest in such Contract or the inclusion of the Issuer's interest in such Contract in the Trust Estate.

        Section 3.04. Requirements for Purchase or Substitution of Contracts; Upgrades. (a) If Trendwest is required to purchase the Issuer's interest in any Contract and the related Receivables, under Section 3.03 hereof or if the Issuer is required or elects to purchase the Trustee's interest in any Contract and the related Receivables under Section 3.10 of the Servicing Agreement, such Contract and related Receivables shall be purchased by Trendwest at the Purchase Price. All purchases shall be accomplished at the times specified in subsection (c) below.

         (b) If Trendwest is required to substitute any Contract under Section
3.03 hereof, each such contract (a "Substitute Contract") shall (i) be an Eligible Contract; (ii) be written on one of the standard forms attached as Exhibit A to this Agreement; (iii) be accompanied by a supplement to this Agreement substantially in the form of Annex A hereto subjecting such Contract to the provisions hereof and providing with respect to such Substitute Contract the information required in the Contract Schedule; (iv) not have been selected using procedures that identified the Contracts as being less desirable or valuable than other comparable vacation credit installment contracts owned by Trendwest; and (v) not have any Scheduled Payments that are due after the date that is six months prior to the Stated Maturity of the Notes supported by such Contract. In addition, (i) such Substitute Contracts shall have an aggregate Collateral Value at least equal to and not substantially greater than the aggregate Collateral Value of the Contracts being withdrawn as of the date of withdrawal (the "Substitution Criterion"), (ii) such Substitute Contract will have an interest rate that is not 1% less than the original Contract and (iii) the representations and warranties set forth in Sections 3.01 and 3.02 shall be true and correct with respect to such Substitute Contract and the aggregate pool of Contracts as of the date such Substitute Contract is conveyed to the Issuer.

         Upon the substitution of any Substitute Contract pursuant to the provisions of this Section 3.04(b), Trendwest hereby agrees that such Substitute Contract will be subject to all the terms and provisions of this Agreement, the Servicing Agreement, the Custodian Agreement and the Indenture just as if such Substitute Contract had been one of the original Contracts acquired on the Closing Date. Upon the substitution of a Substitute Contract pursuant to this
Section 3.04(b), the Issuer and Trendwest shall also comply with the provisions and limitations set forth in the Indenture. All substitutions shall be accomplished at the time specified in subsection (c) below.

         (c) Any purchase or substitution of a Contract by Trendwest in accordance with Section 3.03 hereof or this Section 3.04 shall be made either by remittance of the Purchase Price to the Servicer for deposit into the Clearing Account in accordance with Section 3.03(a) of the Servicing Agreement or by substitution of a Substitute Contract, as applicable, within one Business Day following the expiration of the cure period set forth in Section 3.03 hereof.

         (d) If an Obligor notifies Trendwest of its intent to enter into an Upgrade Contract, Trendwest, as Servicer, shall inform the Issuer of such fact. In such events, the Issuer will purchase the receivable related to such Upgrade and Trendwest will transfer the related Upgrade Contract to the Issuer in exchange for the existing Contract with such Obligor and an amount equal to the difference in the principal balance between the existing Contract and the Upgrade Contract (which amount shall be paid to Trendwest out of funds distributed to the Issuer pursuant to Section 12.02(d) of the Indenture or by increasing the amount owed by the Issuer under the Subordinated Note); provided, however, that (i) such Upgrade Contract must have an interest rate that is not more than 1.0% per annum lower than the interest rate on the Contract that is being replaced, (ii) each Scheduled Payment under the Upgrade Contract must be the equal to or greater than the Scheduled Payments on the existing Contract,
(iii) such Obligor must have made all Scheduled Payments within the time periods required by the related Contract which were due on or before the date of such Upgrade, (iv) such Upgrade Contract must be written on one of the standard forms attached as Exhibit A to this Agreement, (v) the Upgrade Contract is an Eligible Contract, (vi) simultaneous with the execution of the Upgrade Contract, Trendwest shall have executed a form of assignment to the Issuer attached to such Upgrade Contract and the Issuer will pledge such Receivable to the Trustee pursuant to the Indenture, (vii) such Upgrade Contract shall be delivered by

Trendwest to the Custodian immediately after execution of such contract by the Obligor, WorldMark and Trendwest (and, in any event, prior to the release of the original Contract), (viii) any applicable rescission period has expired and (ix) clauses (i)-(viii) above shall be representations and warranties of Trendwest, and Trendwest shall be obligated to purchase from the Issuer any Upgrade Contract that does not comply with such representations and warranties. Simultaneous with the delivery of such Upgrade Contract to the Custodian, Trendwest shall deliver to the Trustee a supplement to this Agreement substantially in the form of Annex A hereto subjecting such Contract to the provisions hereof and providing with respect to such Upgrade Contract the information required on the Contract Schedule.

         Upon the acquisition by the Issuer of any Upgrade Contract pursuant to the provisions of this Section 3.04(d) (and the subsequent transfer of the related Receivable to the Issuer), Trendwest hereby agrees that such Upgrade Contract and the related Receivable, as applicable, will be subject to all the terms and provisions of this Agreement and the Indenture just as if such Upgrade Contract had been one of the original Contracts acquired on the Closing Date.


                                    ARTICLE 4

                                SELLER COVENANTS

        Section 4.01. Seller Covenants. Each Seller hereby covenants and agrees with the Issuer as follows:

                   (a) Except as hereinafter provided, such Seller will keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Loan Documents and to perform its duties hereunder. Any person into which such Seller may be merged or consolidated, or to whom such Seller has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which such Seller shall be a party, or any Person succeeding to the business of such Seller shall be the successor of such Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (w) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(c) hereof shall have been breached, (x) such successor executes an agreement of assumption, in form reasonably satisfactory to the Trustee, to perform every obligation under this Agreement, (y) such Seller shall have delivered to the Issuer a certificate of an officer of such Seller and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption complies with this Section 4.01 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) such Seller shall have delivered to the Issuer an Opinion of Counsel either
         (1) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer in the Contracts and reciting the details of such filings, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                   (b) Neither such Seller nor any of the members, directors, officers, employees or agents of such Seller shall be under any liability to the Issuer, the Trustee or the Holders of Notes for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment not involving recklessness or negligence; provided, however, that this provision shall not protect such Seller against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Such Seller, and any member, director, officer, employee or agent of such Seller, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Such Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the seller of the Assets under this Agreement and that in its opinion may involve it in any expense or liability.

                   (c) Such Seller will from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary or which the Trustee may deem appropriate to preserve the security interests and liens described in Section 3.01(a)(viii) hereof and are reasonably satisfactory in form and substance to the Issuer.

                   (d) Such Seller will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement misleading within the meaning of sections 9-506 and 9-507 of the UCC, unless it shall have given the Issuer and the Trustee at least 30 days' prior written notice thereof.

                   (e) Such Seller will give the Issuer and the Trustee at least 30 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement.

                   (f) Such Seller will duly fulfill all obligations on its part to be fulfilled under or in connection with each Loan Document, will not change or modify the terms of the Loan Documents (and shall prevent any third party originator that still owns any Loan Document from changing or modifying the terms of any such contract) except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of the Issuer or the Trustee in the Assets. In the event that the rights of such Seller under any Loan Document or any guaranty of the related Obligor's obligations under any Loan Document are not assignable to the Issuer, such Seller will enforce such rights on behalf of the Issuer; the Seller is not aware of any such inability to assign any Loan Documents.

                   (g) Such Seller will comply, in all material respects, with all material acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Assets or any part thereof; provided, however, that such Seller may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Issuer or the Trustee in the Assets.

                   (h) Such Seller will advise the Issuer and the Trustee promptly, in reasonable detail, of the occurrence of any breach by such Seller following discovery by such Seller of such breach of any of its representations, warranties and covenants contained herein.

                   (i) Such Seller will execute or endorse, acknowledge, and deliver to the Issuer and the Trustee from time to time such schedules, confirmatory assignments, conveyances, and other reassurances or instruments and take such further similar actions relating to the Assets, and the rights covered by the Transaction Documents, as the Issuer or the Trustee may reasonably request to preserve and maintain title to the Assets and the rights of the Trustee and the Holders of Notes therein against the claims of all persons and parties.

                   (j) Trendwest agrees to indemnify, defend and hold the Issuer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a material breach at any time by any Seller of the representations, warranties and covenants contained in Section 3.01 hereof or this Section 4.01 or (ii) any material information furnished by any Seller which is set forth in any schedule delivered hereunder, being untrue in any material respect when any such representation was made or schedule delivered, provided that Trendwest shall not have any liability with respect to a representation or warranty as to any specific Loan Document, Receivable or the Related Security other than to purchase such Contract or substitute for such Contract in accordance with Section 3.03 hereof unless such breach of representation or warranty is the result of a Seller's fraud, negligence, bad faith or willful misconduct. Trendwest shall also indemnify the Issuer, the Trustee and the Servicer for any cost or expenses incurred by them in the enforcement of this Agreement. The obligations of Trendwest under this Section 4.01(j) shall be considered to have been relied upon by the Issuer and shall survive the execution, delivery and performance of this Agreement, regardless of any investigation made by or on behalf of the Issuer, until termination of the Indenture. If Trendwest has made any indemnity payments pursuant to this Section 4.01(j) and thereafter the recipient collects any of such amounts from others, such party will promptly repay the amount collected to Trendwest, without interest.

                   (k) Such Seller will do nothing to disturb or impair the acquisition hereunder by the Issuer of all of such Seller's right, title and interest in the Assets.

                   (l) Such Seller (i) will (A) maintain its books and records separate from the books and records of the Issuer and (B) maintain bank accounts separate from those of the Issuer and (ii) will not (x) take, prior to the complete payment of the Notes, any action that would cause the dissolution or liquidation of the Issuer, (y) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of the Issuer or (z) institute against the Issuer, or join any other person in instituting against the Issuer, any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar laws.

                   (m) Such Seller shall notify the Issuer and the Trustee promptly after becoming aware of any Lien on any Asset, and Trendwest shall not allow to suffer any lien on any asset.

                   (n) On each date as of which Trendwest substitutes a Substitute Contract in accordance with Section 3.03 hereof, Trendwest shall provide to the Issuer a supplement to this Agreement substantially in the form of Annex A hereto subjecting such Substitute Contract to the provisions hereof and providing with respect to such Substitute Contract the information required in the Contract Schedule.

                   (o) The annual financial statements of such Seller will disclose the effects of the transactions contemplated by the Transaction Documents in accordance with generally accepted accounting principles. The financial statements of such Seller and the Issuer will also disclose that the assets of the Issuer are not available to pay creditors of such Seller. The resolutions, agreements and other instruments underlying the Transaction Documents will be continuously maintained by such Seller as official records.

                   (p) Such Seller will, at its own cost and expense, (i) retain the Electronic Ledger as a master record of the Loan Documents and the Related Security and copies of all documents relating to each Contract (other than the original executed Contracts) as custodian for the Issuer and other Persons, if any, with interests in the Loan Documents and the Related Security and (ii) mark the Contracts and the Electronic Ledger to the effect that the Loan Documents and such Seller's interest in the Related Security have been acquired by the Issuer and a security interest in the Loan Documents and the Related Security have been granted by such Seller to the Issuer and that such security interests and rights have been pledged, transferred and assigned to the Trustee by the Issuer pursuant to the Indenture.

                   (q) Such Seller will perform the transactions contemplated by this Agreement in a manner that is consistent with the Issuer's ownership interest in the Assets. Such Seller will respond to all third party inquiries confirming the transfer of the Assets to the Issuer.

                   (r) Such Seller shall immediately transfer to the Servicer for deposit in the Clearing Account any payment it receives relating to the Assets.

                   (s) Environmental Laws. Each Seller shall conduct its operations and keep and maintain its property in compliance with all Environmental Laws. Trendwest shall perform its duties under its management agreement with WorldMark in compliance with all Environmental Laws.

        Section 4.02. Issuer Covenants. The Issuer hereby covenants and agrees with the Sellers as follows:

                   (a) The Issuer hereby acknowledges and agrees that its rights in the Related Security are expressly subject to the rights of the related Obligors in such Related Security pursuant to the applicable Loan Documents.

                   (b) On each date as of which any interest in any Contract or Mortgage Loan is to be purchased or replaced by Trendwest pursuant to
         Section 3.03 hereof, the Issuer shall submit to Trendwest an instrument of assignment assigning the Issuer's interest in such Contract or Mortgage Loan and the Related Security to Trendwest, signed by the president, senior vice president or any vice president of the Issuer. Each such assignment shall operate as an assignment, without recourse, representation, or warranty, to Trendwest of all of the Issuer's right, title, and interest in and to such Contract or Mortgage Loan, the related Receivable and the Related Security and any security documents relating thereto, such assignment being an assignment outright and not for security, and upon payment of the Purchase Price or delivery of a Substitute Contract, Trendwest will thereupon own such interest in the Contract or Mortgage Loan, as applicable and all such security and documents, free of any further obligation to the Issuer with respect thereto. If in any enforcement suit or legal proceeding it is held that Trendwest may not enforce a Contract on the ground that it is not a real party in interest or holder entitled to enforce the Contract, the Issuer shall, at the Issuer's expense, take such steps as the Issuer deems necessary to enforce the Contract, including bringing suit in the Issuer's name.

                   (c) The Issuer warrants that, except as contemplated by the Transaction Documents, it will have a valid security interest in the Related Security. The Issuer shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Related Security, except as contemplated by or permitted under the Transaction Documents.

        Section 4.03. Assignment of Assets. The Sellers understand that the Issuer will assign to and grant to the Trustee a security interest in the Assets (including but not limited to the Receivables, Loan Documents and the Related Security). The Sellers consent to such assignments and grants and further agree that all representations, warranties, covenants and agreements the Sellers made herein shall also be for the benefit of and inure to the Issuer, the Trustee and all Holders from time to time of the Notes.


                                    ARTICLE 5

                              CONDITIONS PRECEDENT

        Section 5.01. Conditions to Issuer's Initial Obligations. The obligations of the Issuer to execute and deliver the Asset Assignment to the Sellers on the Closing Date and the applicable Subsequent Asset Assignments to the applicable Sellers on each Subsequent Transfer Date pursuant to, and perform its obligations pursuant to, this Agreement shall be subject to the satisfaction of the following conditions:

                   (a) All representations and warranties of the Sellers contained in Sections 3.01(b) and 3.01(c) hereof and all information provided in the Contract Schedule shall be true and correct on the Closing Date, and, of each applicable Seller and with respect to each Subsequent Contract, on each related Subsequent Transfer Date, with the same effect as though such representations and warranties had been made on such date, and on the Transfer Date the Sellers shall have delivered to the Issuer, the Trustee and the Initial Purchaser an Officer's Certificate to such effect;

                   (b) All representations and warranties of the Sellers contained in Section 3.01(a) hereof shall be true and correct on the Closing Date with respect to the Contracts listed on the Contract Schedule delivered on the Closing Date and on the related Subsequent Transfer Date with respect to the Subsequent Contracts listed on the schedules to the related Subsequent Asset Assignments, with the same effect as though such representations and warranties had been made on such date, and on the Transfer Date the Sellers shall have delivered to the Issuer, the Trustee and the Initial Purchaser of the Notes an Officer's Certificate to such effect;

                   (c) The Sellers shall have delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Sellers hereunder, duly certified by an officer of each of the Sellers, and the Sellers shall have substantially performed all other obligations required to be performed each Transfer Date by the provisions of this Agreement;

                   (d) On or prior to each Transfer Date, Trendwest, on behalf of the Sellers shall have delivered, or caused the delivery of, the Custodian File related to the Contracts identified in the Contract Schedule to the Custodian or its agent and the Trustee shall have received a receipt from the Custodian evidencing such delivery and, subject to Section 2.04 hereof, there shall have been made all filings, recordings and/or registrations, and there shall have been given, or taken, any notice or any other similar action, as may be necessary in the opinion of the Issuer, in order to establish and preserve the right, title and interest of the Issuer in such Contract and the other Assets;

                   (e) On or before the Closing Date, the Issuer, the Servicer and the Trustee shall have entered into the Servicing Agreement;

                   (f) The Notes shall be issued and sold on the Closing Date, the Issuer shall receive the full consideration due it upon the issuance of such Notes, the Issuer shall have applied such consideration, to the extent necessary, to pay the related consideration to the Sellers on such date;

                   (g) Each applicable Seller shall have executed and delivered the Asset Assignment or a Subsequent Asset Assignment, as applicable;

                   (h)     The Prefunding Period shall not have terminated;

                   (i) The Servicer shall have delivered to the Trustee on or prior to the Transfer Date an Officer's Certificate of the Servicer dated as of such date, stating, as applicable, that (A) the Servicer is not in Default under the Indenture or the Servicing Agreement and (B) that all conditions precedent provided in the Indenture relating to the pledge and delivery of the applicable Contracts have been complied with; and

                   (j) none of the ratings from either Moody's or Fitch, as applicable, shall have been reduced or withdrawn.

        Section 5.02. Conditions to the Sellers' Obligations. The obligations of each of the Sellers to execute and deliver to the Issuer the Asset Assignment or a Subsequent Asset Assignment, as applicable, and perform its obligations pursuant to this Agreement on the Closing Date and each applicable Subsequent Transfer Date shall be subject to the satisfaction of the following conditions:

                   (a) All representations and warranties of the Issuer contained in this Agreement shall be true and correct as of such Transfer Date with the same effect as though such representations and warranties had been made on such date;

                   (b) The Issuer shall have executed and delivered the applicable Asset Assignment or a Subsequent Asset Assignment, as applicable; and

                   (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to such Seller, and such Seller shall have received from the Issuer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as such Seller may reasonably have requested.

         Trendwest's obligation to repurchase the Contracts pursuant to this Agreement shall not be affected by any failure of the Issuer to comply with clause (a) of this Section 5.02 subsequent to the Closing Date.


                                    ARTICLE 6

                              TERM AND TERMINATION

        Section 6.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the later of (i) payment with respect to the last Asset or (ii) termination of the Indenture.

        Section 6.02. Default by Sellers. If any Seller shall be in default under this Agreement and such default shall not have been cured for a period of 60 days, or if such Seller shall become insolvent or make an assignment for the benefit of its creditors or have a receiver appointed for all or substantially all of its properties, or if any proceedings commenced, or consented to, by such Seller are not stayed or dismissed within 90 days after being commenced against such Seller under any bankruptcy, insolvency or other law for the relief of debtors, the Issuer shall have the right, in addition to any other rights it may have under any applicable law, to terminate this Agreement with respect to such Seller upon 30 days' prior written notice to such Seller; provided that any termination of this Agreement shall not release such Seller from any obligation under this Agreement.


                                    ARTICLE 7

                                  MISCELLANEOUS

        Section 7.01. Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought. This Agreement may be amended by the Issuer and the Sellers only with the prior written consent of the Holders of 66-2/3% in principal amount of the Outstanding Notes of the Controlling Class.

        Section 7.02. Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to choice of law principles.

        Section 7.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered personally, mailed by registered or certified United States mail, postage prepaid, or sent via overnight air courier or facsimile communication and addressed, in the case of the Sellers, to the Seller Address, and in the case of the Issuer, to the Issuer Address. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be. Any Person may change the address for notices hereunder by giving notice of such change to the other Person.

        Section 7.04. Separability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 7.05. Assignment. Except as provided in Section 4.01(a), this Agreement may not be assigned or delegated by any Seller without the prior written consent of the Issuer, the Trustee and the Holders of 66-2/3% in principal amount of the Outstanding Notes of the Controlling Class and may not be assigned or delegated by the Issuer without the prior written consent of each of the Sellers, the Trustee and the Holders of 66-2/3% in principal amount of the Outstanding Notes of the Controlling Class.

        Section 7.06. Further Assurances. Each of the Sellers and the Issuer agrees to do such further acts and things and to execute and deliver to the Trustee such additional assignments, agreements, powers and instruments as are required by the Trustee to carry into effect the purposes of this Agreement or to better assure and confirm unto the Trustee or the Holders of the Notes their rights, powers or remedies hereunder. If any Obligor shall be in default under any Contract, upon reasonable request from the Servicer, the applicable Seller will take all reasonable steps to assist in enforcing such Contract and preserving and maintaining title to the Assets and the rights of the Trustee and the Holders of the Notes therein against the claims of all persons and parties to the extent the applicable Seller is capable of performing such requested steps and the Servicer reasonably determines that the assistance of the applicable Seller is necessary to effect the intent and purposes hereof.

        Section 7.07. No Waivers; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer or the Sellers, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

        Section 7.08. Binding Effect; Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of Outstanding Notes, and their respective successors and permitted assigns.

        Section 7.09. Set-Off. (a) Each of the Sellers hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Issuer at any time held by or in the possession of such Seller.

         (b) The Issuer shall have the right to set-off against each Seller any amounts to which such Seller may be entitled and to apply such amounts to any claims the Issuer may have against such Seller from time to time under this Agreement. Upon any such set-off the Issuer shall give notice of the amount thereof and the reasons therefor.

        Section 7.10. Sellers Will Not Institute Insolvency Proceedings. During the term of this Agreement and for one year and one day after the termination hereof, none of the parties hereto or any Affiliate thereof or any Holder of Outstanding Notes (and each Holder of Outstanding Notes so agrees by acceptance of a Note) will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Issuer.

        Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one original document.

         IN WITNESS WHEREOF, the Sellers and the Issuer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                             TRENDWEST RESORTS, INC.



                              By
                                  Name:
                                  Title:



                              TW HOLDINGS III, INC.



                              By
                                  Name:
                                  Title:



                               TRI FUNDING V, INC.



                               By
                                   Name:
                                   Title:

                                     ANNEX A


                   FORM OF SUPPLEMENT FOR SUBSTITUTE CONTRACTS
                              AND UPGRADE CONTRACTS


         Pursuant to Section 3.04(b) and Section 3.04(d) of the Receivables Purchase Agreement dated as of August 1, 2001 (the "Agreement"), among Trendwest Resorts, Inc. ("Trendwest"), TW Holdings III, Inc. and TRI Funding V, Inc. (the "Issuer"), attached as Schedule I hereto is a Supplemental Contract Schedule, which includes information regarding Assets that are hereby sold, assigned, transferred and delivered by Trendwest to the Issuer in accordance with the Agreement and the Asset Assignment and setting forth the Collateral Value of any Contract being sold to the Issuer by Trendwest pursuant to an Upgrade or exchanged pursuant to a substitution.

                             TRENDWEST RESORTS, INC.



                             By
                                 Name:
                                 Title:














                                  ANNEX A - 1

                                   SCHEDULE I


             SUPPLEMENTAL CONTRACT SCHEDULE FOR SUBSTITUTE CONTRACTS
                              AND UPGRADE CONTRACTS



















                                   SCH 1 - 1

                                    EXHIBIT A


                                FORM OF CONTRACT

                                    EXHIBIT B


                            FORM OF ASSET ASSIGNMENT

        This Asset Assignment ("Assignment") is made as of August __, 2001 (the "Closing Date"), by and among Trendwest Resorts, Inc., an Oregon corporation ("Trendwest"), TW Holdings III, Inc., a Delaware corporation (together with Trendwest, the "Assignors" and each an "Assignor") and TRI Funding V, Inc., a Delaware corporation ("Assignee"), with reference to the following facts:


                                    RECITALS:

          A. In connection with the sale of certain assets of the Assignors in conjunction with the issuance of notes on the date hereof by TRI Funding V, Inc., Assignee and the Assignors have executed the Receivables Purchase Agreement dated as of August 1, 2001 (the "Agreement").

          B. In connection with the Agreement, each of the Assignors desires to assign and transfer to Assignee all of such Assignor's right, title and interest in and to each of the assets described in Schedule I hereto, and the corresponding paragraphs below (the "Assigned Interests").

          C. Assignee desires to accept this Assignment and transfer of the Assigned Interests and assume all duties and obligations attendant thereto, accruing after the Closing Date.

        D. Terms used but not defined herein have the meanings ascribed to them in the Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual covenants set forth herein, the Assignors and Assignee hereby agree as follows:

        1. Assignment. Each Assignor hereby assigns, conveys, grants and transfers, without recourse except as provided in the Agreement, to Assignee (and the successors and assigns of Assignee) the following property:

        1.1. Such Assignor's right, title and interest in and to the Loan Documents and related Receivables described and listed on Schedule I hereto.

        1.2. Such Assignor's security interest in the vacation credits and fractional interests subject to each such Contract and Mortgage Loan (the "Related Security").

        1.3. All other Assets relating to such Loan Documents.

        2. Assumption. Assignee hereby accepts the foregoing assignment and hereby assumes all of the indebtedness, if any, duties and obligations incident hereto and thereto, subject to the terms and conditions of the Agreement.

        3. Further Assurance. The Assignors and Assignee each hereby agree to provide such further assurances and to execute and deliver such documents and to perform all such other acts as are necessary or appropriate to consummate and effectuate this Assignment.

        4. Distinct Entities. The Assignors and Assignee hereby acknowledge that for all purposes each of the Assignors and the Assignee are separate and distinct legal entities. Accordingly, no Assignor shall be liable to any third party for the debts, obligations and liabilities of the Assignee; and Assignee shall not be liable to any third party for the debts, obligations and liabilities of any Assignor to the extent that such debts, obligations and liabilities have not been expressly assumed by Assignee hereunder.

        5. Governing Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, and the parties hereto hereby acknowledge and agree that this Assignment and the transactions contemplated hereunder were negotiated and entered into in the State of New York.

        6. Authority. Each of the Assignors and the Assignee hereby represent respectively that they have full power and authority to enter into this Assignment.

        7. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

        8. Successors and Assigns. Each of the Assignors and the Assignee agree that this Assignment will be binding and will inure to the benefit of each Assignor and its successors and assigns and the Assignee and its successors and assigns.

         IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.

                                     TRENDWEST RESORTS, INC., Assignor



                                     By
                                         Name:
                                         Title:



                                     TW HOLDINGS III, INC., Assignor



                                     By
                                         Name:
                                         Title:



                                     TRI FUNDING V, INC., Assignee



                                     By
                                         Name:
                                         Title:

                                    EXHIBIT C


                       FORM OF SUBSEQUENT ASSET ASSIGNMENT

        This Subsequent Asset Assignment ("Assignment") is made as of ______________, 2001 (the "Subsequent Transfer Date"), by and among
_________________________________ (the "Assignor"), and TRI Funding V, Inc., a
Delaware corporation ("Assignee"), with reference to the following facts:


                                    RECITALS:

        A. In connection with the sale of certain assets of the Assignor in conjunction with the issuance of notes on the date hereof by TRI Funding V, Inc., Assignee and the Assignor have executed the Receivables Purchase Agreement dated as of August 1, 2001 (the "Agreement").

        B. In connection with the Agreement, the Assignor desires to assign and transfer to Assignee all of such Assignor's right, title and interest in and to each of the assets described in Schedule I hereto, and the corresponding paragraphs below (the "Assigned Interests").

        C. Assignee desires to accept this Assignment and transfer of the Assigned Interests and assume all duties and obligations attendant thereto, accruing after the Subsequent Transfer Date.

        D. Terms used but not defined herein have the meanings ascribed to them in the Agreement.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual covenants set forth herein, the Assignor and Assignee hereby agree as follows:

        1. Assignment. The Assignor hereby assigns, conveys, grants and transfers, without recourse except as provided in the Agreement, to Assignee (and the successors and assigns of Assignee) the following property:

        1.1. The Assignor's right, title and interest in and to the Loan Documents and related Receivables described and listed on Schedule I hereto.

        1.2. The Assignor's security interest in the vacation credits and the fractional interests subject to each such Contract and Mortgage Loan (the "Related Security").

        1.3. All other Assets relating to such Contract.

        2. Assumption. Assignee hereby accepts the foregoing assignment and hereby assumes all of the indebtedness, if any, duties and obligations incident hereto and thereto, subject to the terms and conditions of the Agreement.

        3. Further Assurance. The Assignor and Assignee each hereby agree to provide such further assurances and to execute and deliver such documents and to perform all such other acts as are necessary or appropriate to consummate and effectuate this Assignment.

        4. Distinct Entities. The Assignor and Assignee hereby acknowledge that for all purposes each of the Assignor and the Assignee are separate and distinct legal entities. Accordingly, the Assignor shall not be liable to any third party for the debts, obligations and liabilities of the Assignee; and Assignee shall not be liable to any third party for the debts, obligations and liabilities of the Assignor to the extent that such debts, obligations and liabilities have not been expressly assumed by Assignee hereunder.

        5. Governing Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, and the parties hereto hereby acknowledge and agree that this Assignment and the transactions contemplated hereunder were negotiated and entered into in the State of New York.

        6. Authority. Each of the Assignor and the Assignee hereby represent respectively that they have full power and authority to enter into this Assignment.

        7. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

        8. Successors and Assigns. Each of the Assignor and the Assignee agree that this Assignment will be binding and will inure to the benefit of the Assignor and its successors and assigns and the Assignee and its successors and assigns.

         IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.

                                        ______________________________, Assignor



                                     By
                                         Name:
                                         Title:



                                     TRI FUNDING V, INC., Assignee



                                     By
                                         Name:
                                         Title:

                                   SCHEDULE I


                                CONTRACT SCHEDULE

















                                   SCH 1 - 1

                                    EXHIBIT D

                            FORM OF SUBORDINATED NOTE


                                                                   $-----------

                               TRI FUNDING V, INC.

                                SUBORDINATED NOTE



Date:  August __, 2001                        Stated Maturity:  ______________

         TRI FUNDING V, INC., a special purpose corporation duly organized and existing under the laws of the State of Delaware (the "Issuer," which term includes any successor entity under the Indenture referred to below), for value received, hereby promises to pay to Trendwest Resorts, Inc. ("Trendwest"), or its assigns, the principal sum ___________________ Dollars ($_____________) in
monthly installments beginning on [September 17, 2001] (the "Initial Payment Date"), and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Subordinated
Note) on the fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), for the period from and including August ___, 2001 through the last day of the applicable Due Period immediately preceding the Initial Payment Date for the Notes referred to below, and thereafter, monthly from and including the first day through the last day of the Due Period immediately preceding the Payment Date, at the rate of _____% per annum (calculated on the basis of a 360-day year consisting of 12 months of 30 days each). Each monthly installment of principal payable on this Subordinated Note shall be an amount equal to the cash available for distribution until the principal amount owed hereunder, as adjusted as set forth below, is paid in full. Any remaining unpaid portion of the principal amount of this Subordinated Note shall be due and payable no later than the Stated Maturity referred to above; provided, however, that if the Notes (as defined below) are not paid in full on such date, no such amounts shall be due or payable until the Notes are paid in full. All terms used in this Subordinated Note which are defined in the Indenture (referred to herein as the "Indenture"), dated as of August 1, 2001, among the Issuer, Trendwest Resorts, Inc., as Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee shall have the meanings assigned to them in the Indenture.

         The principal and interest on this Subordinated Note are payable by check mailed by first-class mail to Trendwest or its assigns or by wire transfer in immediately available funds to the account specified in writing to the

Trustee by Trendwest or its assigns received at least five Business Days prior to the Record Date for the Payment Date on which wire transfers will commence, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Funds represented by checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated as such by the Issuer for such purpose pursuant to the Indenture.

         The principal owed on this Subordinated Note will be increased from time to time in the event that Trendwest transfers the receivable related to an Upgrade Contract to the Issuer to be included in the Trust Estate, such amount to equal the difference between the principal balance of the receivable of Upgrade Contract as of the date of such Upgrade and the Collateral Value on such date of the Receivable being replaced.

         This Subordinated Note and the Issuer's Receivables-Backed Notes 2001-1 (the "Notes") issued pursuant to the Indenture are secured by certain Receivables and other Collateral described in the Indenture. The Trust Estate relating to the Notes also secures the payment of certain other amounts and certain other obligations as described in the Indenture. Until the Notes are paid in full and the obligations of the Issuer under the Indenture are satisfied, (i) the Subordinated Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable at the option of the Issuer before such time and (ii) the holder of this Subordinated Note will not cause the filing of a bankruptcy petition against the Issuer for any reason whatsoever, including, without limitation, the failure of the Issuer to make any payments of principal of or interest on this Subordinated Note until after a period equal to 10 days plus the applicable preference period under the United States Bankruptcy Code has passed since the Notes were paid in full.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holder of this Subordinated Note under the Indenture at any time by the Issuer, the Trustee and the Servicer with the consent of the Holders of not less than 66-2/3% in principal amount of Notes of the Controlling Class of the Notes Outstanding under the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes, at the time Outstanding under the Indenture, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. This Subordinated Note shall not be amended without the consent of Holders of not less than 66-2/3% in principal amount of the Controlling Class of the Notes Outstanding.

         No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Note, but, so long as any Notes are Outstanding, solely from the Collateral pledged to the Trustee under the Indenture with respect to the Notes at the times, place and rate, and in the coin or currency, herein prescribed. Notwithstanding anything else to the contrary contained in this Subordinated Note or the Indenture, the obligation of the Issuer to pay the principal of and interest on this Subordinated Note is not a general obligation of the Issuer, nor its officers or directors, but, so long as any Notes are Outstanding, is limited solely to the Collateral pledged under the Indenture.

         So long as the Notes are Outstanding, Trendwest shall not transfer this Subordinated Note to any Person.

         This Subordinated Note and the Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles.

         IN WITNESS WHEREOF, TRI Funding V, Inc. has caused this Subordinated Note to be signed, manually, by its Vice President.

                               TRI FUNDING V, INC.



                                By
                                    Name:
                                    Title: